Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2008, relating to the consolidated financial statements of SCM Microsystems, Inc. and subsidiaries and financial statement schedule appearing in the Annual Report on Form 10-K of SCM Microsystems, Inc and subsidiaries for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE GMBH
WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT
Munich, Germany
March 18, 2008